UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
eCollege.com
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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        eCollege.com has included the following letter with the Definitive Proxy Statement and Annual Report mailed to Company stockholders on or about August 20, 2004.

August 20, 2004

Dear Stockholder:

        Since the printing of the Annual Report and Form10-K filing included in this package, we have decided to file a Form 10-K/A that amends and restates certain portions of the original Form 10-K filing. A copy of the 10-K/A filing will be available on our website www.ecollege.com in the Investor Relations section.

        Please refer to the 10-K/A filing for financial statements and related financial information for the twelve month period ended December 31, 2003. The amendment reflects the previously announced additional $374,000 of non-cash compensation expense for 2003 associated with the Employee Stock Purchase Plan.

Sincerely yours,

Oakleigh Thorne Chief Executive Officer and Chairman of the Board

4900 South Monaco Street, Denver, Colorado 80237
303.873.7400